UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011

VALCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28416	58-1700840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2113A Gulf Boulevard, Indian Rocks Beach, Florida 33785

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (727) 953-9778

Copies to:

Jonathan R. Shechter, Esq.

Alon Harnoy, Esq.

SHIBOLETH LLP

1 Penn Plaza, 25th Floor

New York, New York 10119

Phone: (212) 244-4111

Fax: (212) 563-7108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2011, a majority of the board of directors of Valcom, Inc. (the “Majority Board”) adopted by written consent a resolution (the “Resolution”) terminating Mr. Vincent Vellardita as President and Chief Executive Officer of Valcom, Inc. (the “Company”), with immediate effect, and appointed Patrick Willemsen as President & Chief Executive Officer of the Company, in Mr. Vellardita’s stead .

Mr. Willemsen has been serving as a Director of the Company since 2009. Mr. Willemsen started his professional career with a Dutch foundation that was responsible for the implementation of the first Internet-over-cable and TV-shopping mall solution for a Dutch CATV operator. In 1995 he started a trading company in the Netherlands and imported food products from the Middle East to Europe, US and Asia. In 1997, Mr. Willemsen founded a telecommunications company and rapidly grew  the company until it hada market capitalization in excess of $250 million. In 2003, Mr. Willemsen moved to the USA and founded the company Emergo Consultancy. Emergo is active in consultancy and international business opportunities. The company assists small and medium sized companies in growth and provides an emphasis on international expansion. In 2007, Mr. Willemsen founded ABEX Capital INC, which was formed to manage investment funds used for structuring and acquiring distressed real estate and notes. Mr. Willemsen studied economics and management in Amsterdam at the Hoge school van Amsterdam.

On August 22, 2011, Mr. Vellardita provided certain Majority Board members with a legal opinion (the “Opinion”) dated August 22, 2011 issued by counsel in connection with a purported Special Meeting of the Shareholders of Valcom, Inc. (the “Special Meeting”) called by Mr. Vellardita which was purportedly held on Sunday, August 21, 2011 at 3pm (the “Purported Special Meeting of Shareholders”). Pursuant to the Opinion, it was alleged that a majority of the Company shareholders voted in favor of (i) the removal of Mr. Timothy Harrington, Mr. Michael Vredegoor, and Ms. Silvana Costa Manning as members of the Board of Directors of the Company and (ii) the election of Mr. Nalin Rathod and Mr. Rahul Rathod as members of the Board of Directors of the Company.  The Majority Board members refute the contents and conclusions of the Opinion for multiple reasons, including but not limited to the fact that the Special Meeting was not duly called, nor was adequate notice provided to the Company shareholders pursuant to the Bylaws of the Company.   Accordingly, the Majority Board maintains that the Purported Special Meeting of Shareholders was not duly called, nor complied in form nor substance with the requirements for holding as special meeting as set forth in the Company Bylaws, and therefore no such meeting legally occurred, and as a result no actions nor votes can be effectuated as a result of the Purported Special Meeting of Shareholders.

Item 9.01

 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valcom, Inc.

Date: August 24, 2011	By:	/s/ Patrick Willemsen
Name: Patrick Willemsen
Title: Chief Executive Officer